EXHIBIT 10.24(i) - AMENDMENT

     18.  NOTICE.

     Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

     If to the Company, addressed to:

          Ogden Projects, Inc.
          40 Lane Road
          Fairfield, New Jersey 07007-2615

          Attention:  Chairman of the Board and
                         Chief Executive Officer

     If to the Employee, addressed to:

          Scott G. Mackin
          19 Hall Road
          Chatham, New Jersey 07928

or such address as to which any party hereto may have notified the other in writing.

     19.  GOVERNING LAW.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

     20.  ENTIRE AGREEMENT.

     This Agreement contains or refers to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement may be modified or amended except by an instrument in writing by or for both parties hereto.

     21.  WAIVER.

     Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall nay waiver or relinquishment or failure to insist upon strict compliance of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     22.  PRIOR EMPLOYMENT AGREEMENT.

     This Employment Agreement supercedes and replaces the Employment Agreement between the Employee and the Company dated as of June 1, 1990 which shall become null and void as of the date hereof.

     23.  ASSIGNMENT BY EMPLOYEE.

     The rights and benefits of the Employee under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Paragraph 23 shall preclude the Employee from designating a beneficiary or beneficiaries to receive any benefit payable on his death.

                         OGDEN PROJECTS, INC.

                         By:/S/R. Richard Ablon
                            Chairman of the Board
                            and Chief Executive Officer

/S/Scott G. Mackin
Scott G. Mackin